UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 28, 2026

DEVVSTREAM CORP.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-40977	86-2433757
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2108 N St., Suite 4254 Sacramento, California (Address of principal executive offices)	95816 (Zip Code)
(647) 689-6041
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	DEVS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 3, 2026, DevvStream Corp. (the "Company") entered into a binding term sheet (the "Term Sheet") with EEME Energy SPV I, LLC (the "Investor") for a private placement of the Company's Series A Non-Redeemable Convertible Preferred Stock (the "Series A Preferred Stock") in an aggregate investment amount of $6,000,000 (the "Transaction").

The Series A Preferred Stock is intended to qualify as permanent equity under U.S. GAAP. The principal terms of the Transaction are as follows:

Security. Series A Non-Redeemable Convertible Preferred Stock. The Series A Preferred Stock is perpetual, with no mandatory redemption, maturity date, sinking fund, or repurchase obligation.

Investment Amount. $6,000,000, to be funded at one or more closings on mutually agreed dates.

Ranking. Senior to common stock as to dividends and liquidation; junior to all indebtedness; pari passu with any future preferred stock not designated as senior. Non-participating.

Use of Proceeds. $5,000,000 of net proceeds will be used to fund the Company's investment in equity and/or debt securities of Southern Energy Renewables, Inc. ("Southern"), including capitalization of Southern or its subsidiaries and funding of project development expenditures. The investment is intended to partially satisfy Southern's minimum capital commitment requirement under the Business Combination Agreement among the Company, Southern, and XCF Global, Inc.  The remaining $1,000,000 will be used for general working capital purposes of the Company.

Initial Funding. As of the date of the Term Sheet, the Investor has funded an aggregate of $1.5 million to the Company, which amount has been applied toward the aggregate purchase price of the Series A Preferred Stock. The balance of the $6,000,000 investment amount remains to be funded at one or more subsequent closings on mutually agreed dates.

Dividends. Non-cumulative; payable only if, when, and as declared by the Company's board of directors; payable in cash or common stock at the Company's election. The dividend rate will be determined in definitive documentation.

Conversion. The Series A Preferred Stock is convertible at the holder's option at any time into common stock at a conversion price based on the earlier of (a) the five-day volume-weighted average price of XCF Global, Inc. ("XCF") common stock during the five trading days immediately following the closing of the transactions contemplated by the Business Combination Agreement dated April 13, 2026 (the "BCA") among XCF, the Company, Southern, and certain merger subsidiaries, or (b) the five-day volume-weighted average price of the Company's common shares during the five trading days immediately following the termination of the BCA, in each case subject to customary adjustments as set forth in definitive documentation. Automatic conversion occurs only upon (i) the closing of a change of control transaction, including the BCA, or (ii) the approval of holders of a majority of the Series A Preferred Stock following the termination of the BCA. Settlement is solely in shares of the Company's common stock or, if the BCA is consummated, XCF common stock, at the Company's election.

Protective Provisions. The holder is entitled to vote only as a separate class on matters that adversely affect the rights, preferences, or privileges of the Series A Preferred Stock.

Issuer Call Right. The Company may have an optional right to repurchase the Series A Preferred Stock, structured to preserve equity classification under U.S. GAAP, with terms to be set in definitive documentation.

The Term Sheet is binding upon the parties. Each party has agreed to use commercially reasonable efforts, in good faith, to complete due diligence, negotiate and execute definitive documentation, and consummate the Transaction. The closing of the Transaction is subject to the negotiation and execution of definitive agreements and satisfaction of customary closing conditions. No assurance can be given that the Transaction will be consummated on the terms described above, or at all.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 28, 2026, DevvStream Corp. (the "Company") received a Notice of Exclusive Control (the "Notice") from Helena Global Investment Opportunities 1 Ltd. ("Helena"), the holder of the Company's senior secured convertible promissory note dated July 18, 2025, in the original principal amount of $10,000,000 (the "Note"). The Notice was delivered to BitGo Trust Company, Inc. ("BitGo"), the custodian of certain digital asset collateral, pursuant to Section 3 of the Account Control Agreement dated July 18, 2025 (the "ACA") among the Company, Helena, BitGo Prime LLC and BitGo.

In the Notice and accompanying correspondence, Helena asserted that an Event of Default had occurred and was continuing under the Note and related transaction documents based on the Company's alleged failure to cause the registration statement on Form S-1 covering the resale of shares issuable upon conversion of the Note to be declared effective by the Securities and Exchange Commission by the applicable deadline.

Helena has claimed that an asserted mandatory default amount of approximately $4.5 million is payable, consisting of remaining principal, asserted default interest, asserted registration rights liquidated damages, and asserted interest on unpaid liquidated damages. The Company is reviewing Helena's calculations and the validity and enforceability of the asserted claim, including whether certain amounts included in Helena's calculation are properly owing under the transaction documents.

Pursuant to the Notice, Helena has instructed BitGo to exercise certain control rights over the custodial account, including removing the Company as an approver on the custodial account, and liquidating Bitcoin and Solana collateral. Based on market values referenced in the Notice, the approximate value of the digital assets held in the custodial account, consisting of approximately 22.23 Bitcoin, approximately 12,610 Solana held custodially, and approximately $79,990 in U.S. dollars, was approximately $2.8 million, which is in excess of the remaining principal balance on the Note as calculated by management. Helena has indicated that such amounts would be applied against the amounts it claims are owing.

The Company is evaluating potential resolution alternatives, including a consensual resolution of the asserted obligations, while preserving all rights, remedies and defenses available to the Company under the transaction documents and applicable law. The Company disputes certain components of the asserted mandatory default amount. No assurance can be given as to the timing or outcome of this matter.

The Note, the Securities Purchase Agreement dated July 18, 2025, the ACA, and the Registration Rights Agreement were previously filed as exhibits to the Company's Current Report on Form 8-K filed on July 22, 2025 and are incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K (“Current Report”) contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements. All forward-looking statements reflect the Company’s beliefs and assumptions only as of the date of this Current Report. The Company undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 3, 2026
DEVVSTREAM CORP.

	By:	/s/ Sunny Trinh
	Name:	Sunny Trinh
	Title:	Chief Executive Officer